Fourth Quarter 2021 Update

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 1 Fellow Shareholders, In 2021 and so far in 2022 we have focused on portfolio simplification and repurchasing our stock. Earlier this year we exited several companies where we were not able to add further value through partnering with management teams, including real estate investments, three restaurant brands, debt holdings and several financial services entities, receiving over $100 Million in proceeds. In the fourth quarter we also monetized over $160 Million of long-term assets and nearly $200 Million more in January 2022, including 3 Million Ceridian (NYSE: CDAY) shares, our interest in TripleTree’s healthcare investment banking arm, a portion of our stake in QOMPLX, and received earnouts and other collections from other long-term affiliates. During 2021, we also repurchased nearly 6% of our own shares. These efforts should help close the wide discount to the intrinsic value we see in our shares. We plan to maintain a conservative capital allocation strategy. Our focus for any new acquisitions is likely to be on private companies where we can take significant ownership positions, partner with our management teams, and help them build their businesses. Quarterly Highlights Cannae repurchased 2.1 Million of its own shares during the fourth quarter, representing 2.4% of the shares outstanding at the close of the preceding quarter. Combined with the Company’s earlier purchases, Cannae repurchased an aggregate of 4.8 Million shares in 2021, or 5.3% of the start of year shares. Additionally, Cannae repurchased 400,000 of its own shares in January 2022, bringing the total shares purchased since May 2021 to 5.2 Million – nearly 6% of shares outstanding. The Company has Board authorization to repurchase an additional 9.1 Million shares. In October 2021, Capital One announced its agreement to acquire the healthcare investment banking business of TripleTree, LLC (“TripleTree”) in a transaction that ultimately closed In November 2021. In the fourth quarter of 2021, Cannae received proceeds from this transaction exceeding $35 Million and received $14 Million in January 2022. Cannae had previously received $9.4 Million of cash distributions from TripleTree Holdings, bringing the cumulative total to $58.2 Million against its $18.6 Million original investment. Additionally, Cannae has contingent earnouts from this transaction and still holds 26% of parent TripleTree Holdings’ equity. Cannae sold 1 Million shares of Ceridian HCM Holdings, Inc. (“Ceridian” or “CDAY”) in October 2021, for gross proceeds of $125.8 Million. In January 2022, Cannae sold 2 Million shares for gross proceeds of $173.3 Million. After these trades, Cannae holds 8 Million shares, or 5% of CDAY, with a gross value of $0.6 Billion as of February 16, 2022. In November 2021, Alight, Inc. issued a notice to redeem all its outstanding warrants and Class C units, for cash or stock via a “make-whole exercise”. In December 2021, Cannae exchanged 8 million warrants and warrant equivalents for 2.1 Million Alight common shares, with an aggregate value of $21.7 Million on the conversion date – a gain of $7M or 1.5x, for assets held for a weighted- average 11 months. WILLIAM P. FOLEY, II Chairman

Ultimately, we want to acquire meaningful stakes in companies where we can add value by executing our playbook that has delivered success over the last 30 years. Our recent investment in Sightline is a terrific example of this approach and our focus for 2022 and beyond.

We believe we are well positioned for the coming higher inflationary environment. Our companies benefit from having both pricing power with their customers and a largely fixed cost base, which provides operating leverage. Additionally, all of these businesses are poised to accelerate growth in the next two years as they benefit from both their own growth initiatives and underlying systemic growth in their respective industries.

Cannae owns a group of attractive companies that are industry utilities servicing large markets, that possess unique intellectual property and generate significant cash flows. We are working closely with our management teams to help them execute their business plans and improve profitability. We are confident in the go-forward performance of our businesses and remain optimistic about the potential value that we can unlock.

WILLIAM P. FOLEY, II
Chairman

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optimalblue

OPTIMAL BLUE (PRIVATE)

(In Millions) (Unaudited)	*Three Months Ended December 31,* 2021	2020
Total revenues	$ 48.3	$ 38.7
Net loss	$ (12.1)	$ (20.8)
Adjusted EBITDA	$ 27.7	$ 19.7

Optimal Blue continued to generate impressive results during the quarter, posting a near 25% increase in revenue, a 42% reduction in net loss and a more than 40% increase in Adjusted EBITDA. This outstanding performance prompted an early offer to acquire the outstanding interests held by Cannae and Thomas H. Lee Partners.

In December 2021, the Company acquired 5.7 Million shares of Paysafe (NYSE: PSFE), at an average price of $3.92 per share, increasing its ownership by more than 10 percent to 59.8 Million shares, or approximately 8% of Paysafe.

On January 27, 2022, Trebia Acquisition Corp. closed its business combination with System1, Inc. ("System1"). In conjunction with the transaction, Cannae purchased 24.7 Million shares of System1 under its backstop agreement with Trebia and received an additional 2.5 Million founder shares. System1 began trading on the NYSE on Friday, January 28, 2022, under the ticker symbol "SST."

Upon closing, Cannae holds, directly and indirectly through the Sponsor entity, 28.2 Million System1 common shares and 1.2 Million warrants to purchase SST common shares, as well as 0.2 Million Class D System1 earnout shares.

On February 15, 2022, Cannae closed an agreement to sell its interest in Optimal Blue for $578 Million, a 2.0x return in less than 18 months. The consideration received includes $144.5 Million in cash and $433.5 Million of DNB common stock. After fees, including 1.6 Million shares of DNB, Cannae holds 88.3 Million shares, or approximately 20%, of DNB.

Total Cannae shareholder equity was $3.3 Billion, or $38.38 per share, as of December 31, 2021, compared to $3.8 Billion, or $41.22 per share, on December 31, 2020.

As of February 16, 2022, Cannae has approximately $67.0 Million in corporate cash plus undrawn capacity of $400 Million from its margin loan and $100 Million from its revolver.

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 2

This week, Cannae announced that it had closed an agreement to sell its 20% interest in Optimal Blue to Black Knight, Inc., the majority owner. Cannae received $578 Million for its $289 Million investment, including $144.5 Million in cash and 21.8 Million shares of DNB stock, of which 1.6 Million shares were paid in fees to the external manager.

dun & bradstreet

DUN AND BRADSTREET HOLDINGS, INC. (NYSE: DNB)

(In Millions) (Unaudited)	*Three Months Ended December 31,* 2021		2020	
Total revenues	$	598.3	$	479.9
Net (loss) earnings	$	(11.6)	$	1.8
Adjusted EBITDA	$	242.7	$	203.9

We are proud of the accomplishments at DNB since our acquisition in 2019, and remain confident in DNB's future.

Yesterday, DNB reported its fourth quarter results. In the fourth quarter of 2021, DNB grew revenues 24.7% and Adjusted EBITDA by 19.1%, both as compared to the year-ago fourth quarter. Organic revenue growth was 4.8%, fueled by high single-digit growth in International and mid-single-digit growth in North America. In North America, growth of just over 4% was primarily driven by Finance and Risk Solutions, while International's 8% increase was driven by continued organic growth across Europe, Greater China, India and Worldwide Network. DNB continues to drive accelerated growth through innovating new solutions, localizing products globally, increasing share of wallet with strategic clients, approaching small business clients in new and innovative ways, and strategic acquisitions and partnerships, which we expect will continue into 2022.

Cannae holds 88.3 Million shares, or approximately 20%, of DNB. With the additional investment, Cannae's total investment is now $1.1 Billion.

CERIDIAN

CERIDIAN HCM HOLDINGS, INC. (NYSE: CDAY)

Ceridian continued its international expansion in the fourth quarter, announcing the acquisition of ADAM HCM, which counts customers in 33 countries in Central and South America, as well as the Caribbean. This follows an announcement earlier in the quarter that Dayforce Payroll would be delivered in 9 new markets in Europe and Asia, including Germany, Hong Kong, Indonesia, Malaysia, Philippines, Singapore, South Korea, Taiwan and Thailand.

During the quarter, Ceridian also acquired the assets of Data FuZion HCM, a human capital management technology company focused on the sophisticated payroll needs associated with the construction industry.

Cannae continued to monetize its position in Ceridian during the fourth quarter and in January 2022, selling a total of 3 Million shares for gross proceeds of $299 Million. After these transactions, Cannae's 8 Million share holding represents approximately 5% of Ceridian's equity.

alight

ALIGHT, INC. (NYSE: ALIT)

(In Millions) (Unaudited)	*Three Months Ended September 30,* 2021		2020	
Total revenues	$	690.2	$	668.2
Net loss	$	(119.9)	$	(38.7)
Adjusted EBITDA	$	152.9	$	132.2

Cannae reports its equity in earnings of Alight on a one-quarter lag from their public filings, and accordingly, the table above presents the results for the quarters ended September 30, 2021, and 2020.

We are pleased with the progress that Alight showed in its first quarter as a public company. Management raised its full year guidance for the second time this year, to 5-6% revenue growth and Adjusted EBITDA to $615-$625 million. Alight delivered 20% BPaaS revenue growth with double digit BPaaS TCV bookings growth putting it ahead of its full year expectations for BPaaS TCV bookings. It drove margin expansion on both gross margin and Adjusted EBITDA as Alight leveraged technology to move faster with its clients and better serve their needs.

Alight had 400 plus clients live on the Alight Worklife mobile app in time for annual enrollment and has seen positive adoption by clients and their employees with the average user logging into the app 14 times a month. Alight continued to expand its client roster in the third quarter with a leading professional services firm as a new client, and expanded relationships with existing clients, including Aptar, Arconic, Camping World, CNA, Genworth, Royal Dutch Shell, and Randstad. These clients sought a strategic partner to help them transform their employee experience through frequent, high-quality interactions that help employees make the best use of their benefits, provide better care at a lower cost, and result in improved well-being.

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 3

Alight also completed its tenth acquisition shortly after quarter end. The acquisition of Aon's Retiree Health Exchange business, which gave Alight additional scale, expertise, and capabilities in Medicare enrollment to further expand its ability to serve employees from hire to and through retire.

Alight is scheduled to release their fourth quarter results on February 23, 2022.

During the calendar fourth quarter, Alight issued a redemption notice for all outstanding warrants. Cannae exercised the cashless, or "make-whole" function of the warrants and received 2.1 Million Alight Class A common shares in return for its 5 Million warrants and 3 Million LLC units. The $21.7 Million value of those Alight shares was 1.5x the $14.7 Million Cannae had invested in the warrants and LLC units.

After that transaction, Cannae now holds 52.5 Million shares of Alight Class A common stock, directly and indirectly, representing approximately 10% of Alight, with total invested capital at $440.5 Million. Cannae's cost per ALIT common share is now $8.39. As of the quarter-end, the aggregate gross value of these shares was approximately $652.6 Million.

Paysafe:

PAYSAFE LIMITED (NYSE: PSFE)

	Three Months Ended September 30,	
(In Millions) (Unaudited)	**2021**	**2020**
Total revenues	$ 353.6	$ 355.5
Net loss	$ (147.1)	$ (38.6)
Adjusted EBITDA	$ 106.4	$ 107.3

Cannae reports its equity in earnings of Paysafe on a one-quarter lag from their public filings, and accordingly, the table above presents the results for the quarters ended September 30, 2021, and 2020.

During the third quarter, Paysafe demonstrated momentum across key verticals, including North American iGaming and crypto, and continued to deliver on its cost savings initiatives. At the same time, Paysafe faced market and performance challenges within the digital wallet segment, which has performed below its expectations, as well as the modified scope and timing of new eCommerce customer agreements. As a result, Paysafe reforecasted its financial outlook. We expect Paysafe to address these challenges, deliver on its growth opportunities, and regain investor confidence.

Following the quarter end, Paysafe announced its expansion into the regulated New York sports-betting market to further strengthen its position in North American iGaming. Additionally, Paysafe closed the acquisition of SafetyPay, enabling Paysafe to scale in the Latin American region, taking advantage of the nascent open banking ecosystem and building on its recent acquisition of PagoEfectivo.

Paysafe is scheduled to release its fourth quarter 2021 results on March 2, 2022.

Cannae now holds 59.8 Million shares, or 8% of Paysafe as well as 8.1 Million warrants to purchase Paysafe shares, with total invested capital at $519.0 Million.

Sightline

SIGHTLINE PAYMENTS (PRIVATE)

In the fourth quarter of 2021, Sightline performed over 73 new program expansions or launches for its services, building a user base of approximately 1.5 million accounts and over 3.5 million mobile app downloads.

Also in the fourth quarter, Sightline signed a partnership agreement with IGT, a global leader in gaming technology, to deliver cashless gaming to casinos using Sightline's digital commerce platform (Play+) and IGT's full-service wallet solution (Resort Wallet), and with Aristocrat Technologies, who is Sightline's partner in delivering cashless gaming at Boyd Gaming properties nationally. Additionally, Sightline signed a deal with Mastercard to offer a Mastercard branded Play+ card to its players, which players can load for use in their non-gaming activities, sports betting, online gaming, and casino wagering accounts.

Sightline entered three new online sports betting (OSB) and one iCasino market in the U.S. in the fourth quarter – Wyoming (OSB), Arizona (OSB) and Connecticut (OSB and iCasino). Future expansion into new states and markets will continue as additional States legalize online sports betting in 2022 most notably New York, which went live in early January 2022.

In the fourth quarter, Sightline also signed a large deal with a top tier casino operator in the Las Vegas area that will be announced in the first half of 2022 and will substantially add to the growth of the company in the cashless gaming sector. Sightline is working on wide scale implementations with several

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 4

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 5 casino operators to roll out cashless gaming such as Boyd Gaming and Station Casinos. Other clients signed in the fourth quarter include Morongo Casino Resort & Spa, Ocean Resort Casino, Little Creek Casino, Palace Casino Resort, and Scarlet Pearl Casino Resort. In November, Sightline Payments announced it ranked as the 217th fastest growing company on the Deloitte Technology Fast 500™. This is the second time Sightline has been named to Deloitte’s Fast 500, with the previous honor in 2019. Now in its 27th year, the Deloitte Technology Fast 500™ ranks the 500 fastest-growing companies in North America. Cannae has invested $272 Million in and owns 33% of Sightline. SYSTEM 1, INC. (NYSE: SST) On January 27, 2022, System1 closed its business combination (“S1 Merger”) with Trebia Acquisition Corp. (NYSE: TREB). As one of the sponsor group, Cannae held an approximately 15% interest in the founder shares at the IPO of TREB, and 1.2 Million warrants to purchase TREB Class A shares. As part of the S1 Merger agreement, Cannae entered into an equity backstop agreement of up to $200 Million in the combined company. The equity backstop commitment was extended further to $250 Million, applied to potential redemptions. Cannae’s backstop applied to 50% of the first $200 Million of redemptions, 100% of the next $100 Million of redemptions, and 50% of redemptions between $417.5 Million and $517.5 Million. At the close of the S1 Merger, Cannae’s backstop was $246.5 Million, for which the Company received an aggregate of 24.7 Million System1 Class A shares, as well as an additional 2.5 Million founder shares. Cannae now holds, directly and indirectly through its interest in Trebia’s sponsor, a total of 28.2 Million shares of SST common stock, 1.2 Million warrants to purchase SST common stock at $11.50 per share, and 0.2 Million Class D non-voting shares. Cannae reports its equity in earnings of System1 on a one- quarter lag, and the S1 Merger closed on January 27, 2022. Accordingly, there are no amounts for System1 in Cannae’s fourth quarter results, and System1’s fourth quarter 2021 results will be included in our first quarter 2022 results. SPAC UPDATES Cannae has two remaining investments in special purpose acquisition companies, or SPACs. The Company is a member of the founding sponsor group for Austerlitz Acquisition Corporation I (NYSE: AUS) and Austerlitz Acquisition Corporation II (NYSE: ASZ), which closed their IPOs in March 2021. The underwriters fully exercised their over-allotment in both cases, raising gross proceeds of $690 Million and $1.38 Billion, respectively. Cannae invested $1.6 Million for 1 Million AUS private placement warrants and $29.6 Million for 19.7 Million ASZ private placement warrants and holds an economic interest of approximately 10% and 20%, respectively, in the sponsors of AUS and ASZ. Cannae entered into forward purchase agreements with both AUS and ASZ at the IPO date. However, the agreement with AUS was terminated in August 2021. The Company has an agreement with ASZ under which Cannae will purchase shares of ASZ Class A ordinary shares in an aggregate share amount equal to 12,500,000 Class A ordinary shares, plus an aggregate of 3,125,000 redeemable warrants to purchase one Class A ordinary share at $11.50 per share, in the event of a business combination. The sponsor group continues to filter and evaluate potential business partners for both. AUSTERLITZ ACQUISITION CORPORATION I TM AUSTERLITZ ACQUISITION CORPORATION II TM

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 6 Fourth Quarter Statements of Operations (In Millions, except per share data) (Unaudited) Three Months Ended December 31, 2021 2020 Restaurant revenue $ 172.4 $ 161.0 Other operating revenue 9.5 9.4 Total operating revenue 181.9 170.4 Cost of restaurant revenue 154.6 148.7 Personnel costs 21.8 25.6 Depreciation and amortization 6.0 8.5 Other operating expenses, including asset impairments 36.0 48.7 Total operating expenses 218.4 231.5 Operating loss (36.5) (61.1) Interest, investment and other income 1.0 2.0 Interest expense (2.9) (2.6) Recognized (losses) gains, net (86.1) 679.4 Total other (expense) income (88.0) 678.8 (Loss) earnings before tax (124.5) 617.7 Income tax (benefit) expense (26.6) 145.6 (Losses) earnings of unconsolidated affiliates (13.9) 55.5 Less: loss attributable to noncontrolling interests (2.5) (3.7) Net (loss) earnings attributable to Cannae common shareholders $ (109.3) $ 531.3 Per share amounts: EPS attributable to Cannae common shareholders - basic $ (1.24) $ 5.81 EPS attributable to Cannae common shareholders - diluted $ (1.24) $ 5.80 Cannae weighted average shares - basic 88.5 91.4 Cannae weighted average shares - diluted 88.5 91.6

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 7 Full Year Statements of Operations (In Millions, except per share data) (Unaudited) Year Ended December 31, 2021 2020 Restaurant revenue $ 704.7 $ 559.7 Other operating revenue 37.5 26.0 Total operating revenue 742.2 585.7 Cost of restaurant revenue 617.4 524.3 Personnel costs 80.1 94.8 Depreciation and amortization 26.6 30.7 Other operating expenses 151.6 116.6 Goodwill impairment — 7.8 Total operating expenses 875.7 774.2 Operating loss (133.5) (188.5) Interest, investment and other income 21.1 17.2 Interest expense (9.8) (9.0) Recognized (losses) gains, net (310.8) 2,362.2 Total other (expense) income (299.5) 2,370.4 (Loss) earnings before tax (433.0) 2,181.9 Income tax (benefit) expense (74.0) 481.2 Earnings of unconsolidated affiliates 72.6 59.1 Less: earnings (losses) attributable to noncontrolling interests 0.6 (26.4) Net (loss) earnings attributable to Cannae common shareholders $ (287.0) $ 1,786.2 Per share amounts: EPS attributable to Cannae common shareholders - basic $ (3.19) $ 20.84 EPS attributable to Cannae common shareholders - diluted $ (3.19) $ 20.79 Cannae weighted average shares - basic 90.1 85.7 Cannae weighted average shares - diluted 90.1 85.9

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 8 Balance Sheets (In Millions) (Unaudited) December 31, 2021 December 31, 2020 Current assets: Cash and cash equivalents $ 85.8 $ 724.7 Fixed maturity securities available for sale, at fair value — 35.2 Other current assets 35.8 84.3 Total current assets 121.6 844.2 Equity securities, at fair value 1,045.1 1,799.1 Investments in unconsolidated affiliates 2,261.3 1,453.0 Lease assets 172.0 202.3 Property and equipment, net 100.6 145.8 Other intangible assets, net 26.9 51.8 Goodwill 53.4 53.4 Other long-term investments and noncurrent assets 108.7 63.8 Total assets $ 3,889.6 $ 4,613.4 Current liabilities: Accounts payable and other accrued liabilities, current $ 105.6 $ 93.2 Income taxes payable 24.7 47.4 Lease liabilities 23.8 26.2 Deferred revenue 23.1 23.9 Notes payable 2.3 11.3 Total current liabilities 179.5 202.0 Notes payable, long term 14.1 52.2 Deferred tax liabilities 143.8 325.3 Lease liabilities, long term 166.1 195.6 Accounts payable and other accrued liabilities, long term 45.0 53.1 Total liabilities 548.5 828.2 Additional paid-in capital 1,888.3 1,875.8 Retained earnings 1,642.8 1,929.8 Treasury stock (188.6) (21.1) Accumulated other comprehensive loss (7.2) (4.9) Noncontrolling interests 5.8 5.6 Total equity 3,341.1 3,785.2 Total liabilities and equity $ 3,889.6 $ 4,613.4

Book Value Summary

(In Millions, except per share data) (Unaudited)

The following is a summary of the book value of the Company by investment, net of applicable deferred taxes:	December 31, 2021	December 31, 2020
Ceridian	$ 852.4	$ 1,215.7
Dun & Bradstreet	608.6	668.5
Alight	494.2	—
Paysafe	450.7	—
Sightline Payments	270.1	—
Optimal Blue	269.8	281.7
AmeriLife	108.6	118.3
Restaurant Group	81.1	109.8
CorroHealth	77.4	79.6
SPAC sponsor investments and related derivative instruments	12.9	252.6
Senator Joint Venture	—	259.6
Holding company cash	48.1	666.0
Other investments and holding company assets and liabilities, net	61.4	127.9
Holding company debt	—	—
Cannae book value	$ 3,335.3	$ 3,779.7
Outstanding Cannae shares	86.9	91.7
Cannae book value per share	$ 38.38	$ 41.22

Invested Capital

(In Millions) (Unaudited)

The following is the cost of invested capital used in determining management fees payable to our external manager, Trasimene Capital Management, LLC.	December 31, 2021	December 31, 2020
Dun & Bradstreet	$ 659.7	$ 726.1
Paysafe	519.0	—
Alight	440.5	—
Optimal Blue	289.0	289.0
Sightline Payments	272.0	—
AmeriLife	121.3	121.3
Restaurant Group	105.8	145.4
CorroHealth	72.5	72.5
Senator Joint Venture	—	164.6
Other	90.1	94.6
Total cost of invested capital	$ 2,569.9	$ 1,613.5

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 9

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 10 Use of Non-GAAP Financial Information Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non- GAAP financial measures for certain investments which we believe provides useful information to investors and ratings agencies regarding our affiliates’ results, operating trends and performance between periods. Dun & Bradstreet D&B’s non-GAAP measures include adjusted earnings before interest, taxes and depreciation and amortization (adjusted EBITDA). Adjusted results are non-GAAP measures that adjust for the impact due to purchase accounting application and divestitures, restructuring charges, equity-based compensation, acquisition and divestiture-related costs (such as costs for bankers, legal fees, due diligence, retention payments and contingent consideration adjustments) and other non-core gains and charges that are not in the normal course of our business (such as gains and losses on sales of businesses, impairment charges, effect of significant changes in tax laws and material tax and legal settlements). We present D&B’s adjusted EBITDA because D&B management believes these supplemental non-GAAP financial measures provide useful information to investors and rating agencies regarding its results, operating trends and performance between periods. D&B management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. These non-GAAP measures are among the factors D&B management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to D&B’s reported results prepared in accordance with GAAP. D&B’s adjusted EBITDA is defined as net income or loss excluding the following items: (i) depreciation and amortization; (ii) interest expense and income; (iii) income tax benefit or provision; (iv) other expenses or income; (v) equity in net income of affiliates; (vi) net income attributable to noncontrolling interests; (vii) dividends allocated to preferred stockholders; (viii) other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization); (ix) equity-based compensation; (x) restructuring charges; (xi) merger and acquisition related operating costs; (xii) transition costs primarily consisting of non-recurring incentive expenses associated with D&B’s synergy program; (xiii) legal reserve and costs associated with significant legal and regulatory matters; and (xiv) asset impairment. D&B excludes amortization of recognized intangible assets resulting from the application of purchase accounting because it is non-cash and not indicative of its ongoing and underlying operating performance. Recognized intangible assets arise from acquisitions, or primarily D&B’s accounting for its privatization in 2019. D&B believes that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, D&B’s costs to operate, maintain and extend the life of acquired intangible assets and purchased intellectual property are reflected in its operating costs as personnel, data fee, facilities, overhead and similar items. D&B Management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of recognized intangible assets will recur in future periods until such assets have been fully amortized. Alight Alight’s Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and intangible amortization adjusted for the impact of certain non-cash and other items that it does not consider in the evaluation of ongoing operational performance, is a non-GAAP financial measure used by management and Alight stakeholders to provide useful supplemental information that enables a better comparison of our performance across periods. We believe Alight’s Adjusted EBITDA provides visibility to its underlying operating performance by excluding the impact of certain items, including interest expense, income taxes, depreciation of fixed assets, amortization of intangible assets, share-based compensation, expenses related to restructuring and integration plan, and other adjustments, because management does not believe these expenses are representative of Alight’s core earnings.

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 11 Paysafe Paysafe’s Adjusted EBITDA is defined as net income/(loss) before the impact of income tax (benefit)/expense, interest expense, net, depreciation and amortization, share-based compensation, impairment expense on intangible assets, restructuring and other costs, loss/(gain) on disposal of subsidiaries and other assets, net, and other income/ (expense), net. These adjustments also include certain costs and transaction items that are not reflective of the underlying operating performance of Paysafe. Payafe’s Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of Revenue. Paysafe management believes Adjusted EBITDA to be a useful profitability measure to assess the performance of their businesses and improves the comparability of operating results across reporting periods. Paysafe management believes the presentation of Paysafe’s non-GAAP Adjusted EBITDA and Adjusted EBITDA margin provide users with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of Paysafe’s core operating performance. In addition, Paysafe management believes the presentation of these non-GAAP financial measures provides useful supplemental information in assessing its results on a basis that fosters comparability across periods by excluding the impact on Paysafe’s reported GAAP results of acquisitions and dispositions that have occurred in such periods. However, these non-GAAP measures exclude items that are significant in understanding and assessing Paysafe’s financial results or position. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. Optimal Blue We include Optimal Blue’s Adjusted EBITDA, a non-GAAP financial measure, in this release. Adjusted EBITDA is used by management to assess performance of Optimal Blue. Optimal Blue’s Adjusted EBITDA is defined as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude, non-recurring transaction and integration costs related to Black Knight’s acquisition of Optimal Blue and Compass Analytics, and equity-based compensation expense. Management believes that Adjusted EBITDA is helpful in highlighting the performance trends of Optimal Blue because it excludes non-cash costs and the results of decisions that are outside the normal course of Optimal Blue’s ongoing business operations. All of the above non-GAAP measures have important limitations as analytical tools and should be considered in context with the GAAP financial presentation. They should be viewed in addition to and not be considered in isolation or as a substitute for analysis of results reported in accordance with GAAP. Further, our and our affiliate’s non-GAAP measures may be calculated differently from similarly titled measures of other companies in their respective industries. Reconciliations of these non-GAAP measures to related GAAP measures are provided on the following pages.

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 12 Dun & Bradstreet Cannae accounts for its investment in D&B using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of D&B’s net earnings or loss in earnings (loss) of unconsolidated affiliates in our consolidated results of operations. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investments in D&B. Further information on Dun & Bradstreet’s (NYSE: DNB) financial results can be found in its filings with the SEC and its investor relations website at http://investor.dnb.com. D&B Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended December 31, 2021 2020 Net income (loss) attributable to D&B $ (11.6) $ 1.8 Depreciation and amortization 157.2 136.4 Interest expense, net 61.0 49.2 Income tax benefit (7.0) (1.4) EBITDA 199.6 186.0 Other expense (income), net 17.6 (30.8) Equity in net income of affiliates (0.7) (0.5) Net income attributable to noncontrolling interest 1.6 1.3 Other incremental or reduced expenses and revenue from the application of purchase accounting and acquisitions (4.0) (4.4) Equity-based compensation 9.6 6.6 Restructuring charges 4.4 21.0 Merger and acquisition-related operating costs 6.9 7.4 Transition costs 6.0 9.5 Legal reserve associated with significant legal and regulatory matters 1.7 3.9 Asset impairments — 3.9 Adjusted EBITDA $ 242.7 $ 203.9

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 13 Alight Cannae accounts for its investment in Alight using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Alight’s net earnings or loss in earnings (loss) from unconsolidated affiliates in our consolidated results of operations. The Company acquired its interest in Alight on July 2, 2021 and reports its results on a three-month lag. Accordingly, our results of operations for the quarter ended December 31, 2021 include the results of Alight for the period from July 2, 2021 through September 30, 2021. The information below for the three months ended September 30, 2020 is presented for comparative purposes only. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investments in Alight. Further information on Alight’s (NYSE: ALIT) financial results can be found in its filings with the SEC and its investor relations website at http://investor.alight.com. Alight Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended September 30, 2021 2020 Net loss $ (119.9) $ (38.7) Interest expense, net 28.4 60.6 Income tax expense — 16.6 Depreciation and amortization 87.9 75.1 EBITDA (3.6) 113.6 Share-based compensation 15.5 1.2 Transaction and integration 3.3 — Non-recurring professional expenses (1) 17.3 — Restructuring 2.6 10.0 Loss from change in fair value of financial instruments 89.7 — Loss from change in fair value of tax receivable agreement 26.5 — Other (2) 1.6 7.4 Adjusted EBITDA $ 152.9 $ 132.2 (1) Non-recurring professional expenses primarily includes external advisor costs related to the Alight’s merger with Foley Trasimene Acquisition Corporation completed during the third quarter of 2021. (2) Other primarily includes long-term incentive expenses and expenses related to acquisitions in fiscal year 2020.

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 14 Paysafe Limited Cannae accounts for its investment in Paysafe using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Paysafe’s net earnings or loss in earnings (loss) from unconsolidated affiliates in our consolidated results of operations. The Company acquired its interest in Paysafe on March 30, 2021 and reports its results on a three-month lag. Accordingly, our results of operations for the three months ended December 31, 2021 include the results of Paysafe for the three months ended September 30, 2021. Information for the three months ended September 30, 2020 is presented for comparative purposes. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its interest in Paysafe. Further information on Paysafe’s (NYSE: PSFE) financial results can be found in its filings with the SEC and its investor relations website at http://ir.paysafe.com. Paysafe Limited Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended September 30, 2021 2020 Net loss $ (147.1) $ (38.6) Interest expense, net 19.3 42.6 Income tax benefit (76.9) (14.3) Depreciation and amortization 61.8 66.1 Share-based compensation 8.7 — Impairment expense on intangible assets 322.2 44.4 Restructuring and other costs 14.8 0.5 Loss on disposal of subsidiaries and other assets, net — 0.1 Other (income) expense, net (96.4) 6.5 Adjusted EBITDA $ 106.4 $ $107.3

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 15 Optimal Blue Cannae accounts for its investment in Optimal Blue using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Optimal Blue’s net earnings or loss in earnings (loss) of unconsolidated affiliates in our consolidated results of operations. See the Company’s Annual Report on Form 10-K for further information on the Company’s accounting for its investment in Optimal Blue. Optimal Blue Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended December 31, 2021 2020 Net loss $ (12.1) $ (20.8) Interest expense 7.9 7.9 Income tax benefit (2.9) (4.9) Depreciation and amortization 32.3 33.7 EBITDA 25.2 15.9 Transaction and integration costs 0.2 2.8 Equity-based compensation 2.3 1.0 Adjusted EBITDA $ 27.7 $ 19.7

CANNAE HOLDINGS FOURTH QUARTER 2021 UPDATE 16 About Cannae Holdings, Inc. Cannae Holdings, Inc. (NYSE: CNNE) primarily acquires interests in operating companies and is engaged in actively managing and operating a core group of those companies, which we are committed to supporting for the long-term. Cannae’s current principal holdings include Dun & Bradstreet Holdings, Inc. (NYSE: DNB), in which Cannae holds 88.1 Million shares of DNB, or an approximately 20% interest. Cannae’s second principal holding is Ceridian (NYSE: CDAY), in which Cannae owns 8 Million shares representing an approximate 5% interest. Cannae also holds 60 Million shares, or approximately 8% of Paysafe (NYSE: PSFE), as well as 8.1 Million Paysafe warrants. Cannae holds 52.5 Million shares, or approximately 10%, of Alight, Inc (NYSE: ALIT), as well as 8 Million Alight warrants, and 28.2 Million shares, or approximately 26%, of System1, Inc. (NYSE: SST), as well as 1.2 Million warrants to purchase SST shares. Cannae’s other principal holding is Sightline Payments, of which Cannae holds approximately 33%. Forward-Looking Statements and Risk Factors This document contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets, and changes in the conditions resulting from the outbreak of a pandemic, such as the novel COVID-19; the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., the Investment Company Act of 1940; and, risks and uncertainties related to the success of our externalization. This document should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors,” and other sections of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

MANAGEMENT TEAM William P. Foley, II Chairman Richard N. Massey Chief Executive Officer David W. Ducommun President Bryan D. Coy Chief Financial Officer Michael L. Gravelle EVP, General Counsel & Corporate Secretary Ryan R. Caswell SVP, Corporate Finance Brett A. Correia Chief Accounting Officer FOURTH QUARTER 2021 CONFERENCE CALL DETAILS Date: February 17, 2022 Time: 5:00 pm ET Participant dial in: 1-877-407-0789 (Domestic) 1-201-689-8562 (International) Replay Availability A replay may be accessed by dialing 1-844-512- 2921, or for international callers 1-412-317-6671, and providing the access code 13726917.  The telephonic replay will be available until 11:59 pm ET on February 24, 2022. Investors and other parties may also listen to a simultaneous webcast of the live call by logging onto the Investors section of the Company’s website at cannaeholdings.com. The online replay will be available on the Company’s website immediately following the call. BOARD OF DIRECTORS William P. Foley, II Chairman Cannae Holdings, Inc. Managing Member Trasimene Capital Management, LLC David Aung, CFA Investment Officer City of San Jose, California Hugh R. Harris Retired Chief Executive Officer Lender Processing Services, Inc. C. Malcolm Holland Chairman & Chief Executive Officer Veritex Holdings, Inc. Mark D. Linehan President & Chief Executive Officer Wynmark Company Frank R. Martire Executive Chairman NCR Corporation Richard N. Massey Chief Executive Officer Cannae Holdings, Inc. Senior Managing Director Trasimene Capital Management, LLC Erika Meinhardt Executive Vice President Fidelity National Financial, Inc. Barry B. Moullet Supply Chain Consultant Board Member CiCi’s Pizza James B. Stallings, Jr. Managing Partner PS27 Ventures, LLC Frank P. Willey Partner Hennelly & Grossfeld LLP COMMON SHARE LISTING Our common stock is listed on the New York Stock Exchange under the symbol CNNE. INDEPENDENT AUDITORS Deloitte & Touche LLP 3883 Howard Hughes Parkway, Suite 400 Las Vegas, NV 89169 TRANSFER AGENT Continental Stock Transfer & Trust 1 State Street, 30th Floor New York, NY 10004 212-509-4000 PUBLICATIONS The Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on the Investor Relations section of the Company’s website at cannaeholdings.com. A Notice of Annual Meeting of Shareholders and Proxy Statement are furnished to shareholders in advance of the Annual Meeting. INVESTOR RELATIONS Solebury Trout Jamie Lillis, jlillis@soleburytrout.com Cannae Holdings, Inc. 1701 Village Center Circle Las Vegas, NV 89134 (702) 323-7330 cannaeholdings.com Corporate Information